UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 5, 2016
Date of Report (Date of earliest event reported)

GlobalSCAPE, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33601	74-2785449
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4500 Lockhill Selma Road, Suite 150
San Antonio, Texas 78249
(210) 308-8267
(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A is being filed to update the Current Report on Form 8-K filed by GlobalSCAPE, Inc. (the “Company”) on May 9, 2016 (the “Original Report”) with the U.S. Securities and Exchange Commission to report the final voting results of the Company’s 2016 Annual Meeting of Stockholders held on May 5, 2016 (the “2016 Annual Meeting”).  The sole purpose of this amendment is to disclose, as required by SEC regulations, the Company’s decision regarding the frequency of future shareholder advisory votes on the compensation of its Named Executive Officers.  Except as set forth herein, no modifications have been made to information contained in the Original Report.

Item 5.07	Submission of Matters to a Vote of Security Holders

(d) Frequency of Stockholder Votes on Executive Compensation. As reported in the Original Report, at the 2016 Annual Meeting, in accordance with the recommendation of the Board of the Directors, the Company’s stockholders recommended, by advisory vote, a three year frequency of future advisory votes on executive compensation. In accordance with these results and its previous recommendation, the Board of Directors determined that future advisory votes on Named Executive Officer compensation will be held every three years until the next required advisory vote on the frequency of shareholder votes on the compensation of executives, which the Company expects to hold no later than at its 2022 Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSCAPE, INC.

By:	/s/ James W. Albrecht, Jr.
Chief Financial Officer
Dated: May 11, 2016